Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS SECOND QUARTER RESULTS
INSIGHT ACHIEVES ANOTHER QUARTER OF RECORD FINANCIAL RESULTS
Net Sales — $1.28 Billion; Diluted EPS — $0.54
TEMPE, Ariz. – August 7, 2007 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the three months ended June 30, 2007.
Second Quarter Highlights
•	Net sales increased 64% to $1.28 billion.

•	Gross profit grew 81% to $184.8 million.

•	Net earnings from continuing operations increased 77% to $26.8 million.

•	Diluted EPS from continuing operations grew 74% to $0.54, the highest in the Company’s history.

•	Outstanding debt reduced by $60.0 million during the quarter.

•	Completed financial restatement and filings with the Securities and Exchange Commission (“SEC”).

•	Q2 2007 results include expenses of $4.3 million, $2.6 million net of tax, for professional fees associated with our stock option review.

•	Q2 2007 results include severance expenses of $2.8 million, $1.7 million net of tax.

•	North America net sales increased 39% and gross profit increased 58%, while earnings from operations increased 54%.

•	EMEA net sales increased 188% and gross profit increased 159%, while earnings from operations increased 297%.
“I am very pleased to announce that Insight posted a record quarter with breakthrough financial results across all operating segments,” said Rich Fennessy, President and Chief Executive Officer. “Seasonally, this is our strongest quarter of the year for sales of software, but we also benefited from very strong results from our hardware and services categories.”
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2007 Results, Page 2
August 7, 2007
Financial Summary Table
(in thousands, except per share data and percentages)

	Three Months Ended June 30			Six Months Ended June 30
Insight Enterprises, Inc.	2007	2006	% change	2007	2006	% change
Net sales	$1,283,449	$780,346	64%	$2,407,424	$1,513,170	59%
Gross profit	$184,813	$102,146	81%	$337,988	$199,252	70%
Earnings from operations	$43,649	$22,612	93%	$67,066	$43,613	54%
Operating margin	3.4%	2.9%	0.5%	2.8%	2.9%	(0.1%)
Net earnings from continuing operations	$26,809	$15,169	77%	$39,105	$28,611	37%
Diluted EPS from continuing operations	$0.54	$0.31	74%	$0.79	$0.59	34%
Net earnings	$26,809	$25,887	4%	$44,077	$40,711	8%
Diluted EPS	$0.54	$0.53	2%	$0.89	$0.84	6%

North America
Net sales	$923,899	$665,023	39%	$1,701,100	$1,277,902	33%
Gross profit	$134,189	$84,723	58%	$246,105	$164,231	50%
Earnings from operations	$30,256	$19,696	54%	$47,402	$37,149	28%

EMEA
Net sales	$331,903	$115,323	188%	$659,279	$235,268	180%
Gross profit	$45,040	$17,423	159%	$83,511	$35,021	138%
Earnings from operations	$11,570	$2,916	297%	$18,030	$6,464	179%

APAC
Net sales	$27,647	—	—	$47,045	—	—
Gross profit	$5,584	—	—	$8,372	—	—
Earnings from operations	$1,823	—	—	$1,634	—	—
Effective Tax Rate
Our effective tax rate from continuing operations for the three months ended June 30, 2007 was 38.5% compared to 34.8% for the three months ended June 30, 2006. The increase in the effective tax rate from continuing operations was due primarily to a tax benefit recorded in the three months ended June 30, 2006 for internal initiatives that reduced certain state income taxes. Additionally, the effective tax rate is higher in the three months ended June 30, 2007 due to an increase in non-deductible expenses related to executive compensation.
OPERATING SEGMENTS
We operate in three reportable geographic operating segments: North America; EMEA (Europe, the Middle East and Africa); and APAC (Asia-Pacific). Currently, our offerings in North America and the United Kingdom include brand-name IT hardware, software and services. Our offerings in the remainder of our EMEA segment and in APAC currently only include software and select software-related services.
North America
North America’s net sales for the three months ended June 30, 2007 increased 39% to $923.9 million, compared to net sales of $665.0 million for the three months ended June 30, 2006, due primarily to the acquisition of Software Spectrum on September 7, 2006. “Our North America segment achieved very strong results in what is typically our strongest quarter of the year for sales of software,” said Fennessy. “However, the quarter was not all about software, as we were pleased with the results contributed by hardware and services as well.”
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2007 Results, Page 3
August 7, 2007
For the three months ended June 30, 2007, our North American gross profit increased 58% to $134.2 million from $84.7 million for the three months ended June 30, 2006. North America’s gross profit as a percentage of net sales was 14.5% for the three months ended June 30, 2007, compared to 12.7% for the three months ended June 30, 2006. “The increase in gross profit as a percentage of net sales from the second quarter of 2006 was due primarily to increases in agency fees for Microsoft enterprise software agreement renewals, decreases in inventory write-downs due to improvements in the aging of inventories and increases in the sales of services. These increases were offset partially by decreases in product margins, which includes vendor funding,” said Stanley Laybourne, Chief Financial Officer.
North America’s selling and administrative expenses were 10.9% of net sales for the three months ended June 30, 2007, compared to selling and administrative expenses as a percentage of sales of 9.8% for the three months ended June 30, 2006. “Compared to Q2 2006, we have seen increases in salaries and wages, primarily resulting from the acquired business, professional fees associated with our stock option review, sales incentive plans and bonus expenses due to increased overall financial performance and amortization of intangible assets,” Laybourne said. North America’s selling and administrative expenses for the three months ended June 30, 2007 include expenses of approximately $4.1 million for professional fees associated with our stock option review.
Additionally, North America recorded $2.8 million of severance expenses during the three months ended June 30, 2007.
North America’s earnings from operations for the three months ended June 30, 2007 increased 54% to $30.3 million from $19.7 million for the three months ended June 30, 2006. North America’s earnings from operations as a percentage of net sales increased to 3.3% for the three months ended June 30, 2007 from 3.0% for the three months ended June 30, 2006.
EMEA
EMEA’s net sales for the three months ended June 30, 2007 increased by 188% to $331.9 million, compared to net sales of $115.3 million for the three months ended June 30, 2006. “Our EMEA segment capitalized on the strongest quarter for software sales and achieved very solid results across all regions,” said Fennessy. “Additionally, our United Kingdom operations continue to benefit from a combined solution offering and posted strong results across the hardware, software and services categories.”
In Q2 2007, our EMEA gross profit was $45.0 million, a 159% increase over the prior year. EMEA’s gross profit as a percentage of net sales was 13.6% for the three months ended June 30, 2007, compared to 15.1% for the three months ended June 30, 2006. “The decrease in gross margin from the second quarter of 2006 was due primarily to decreases in product margin, which includes vendor funding, and decreases in supplier discounts. These decreases in gross margin were offset partially by increases in agency fees for Microsoft enterprise software agreement renewals and decreases in inventory write-downs due to improvements in the aging of inventories,” said Laybourne.
For the three months ended June 30, 2007, EMEA’s selling and administrative expenses were 10.1% of net sales compared with 12.6% in the same quarter of 2006. “The decrease from Q2 2006 was due primarily to the increase in net sales, offset partially by increases in salaries and wages, primarily resulting from the acquired business, increases in sales incentive plans and bonus expenses due to increased overall financial performance and increases in amortization of intangible assets,” Laybourne said. EMEA’s selling and administrative expenses for the three months ended June 30, 2007 include expenses of approximately $228,000 for professional fees associated with our stock option review.
EMEA’s earnings from operations increased 297% in the three months ended June 30, 2007 to $11.6 million from $2.9 million in the three months ended June 30, 2006. EMEA’s earnings from operations as a percentage
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2007 Results, Page 4
August 7, 2007
of net sales increased to 3.5% for the three months ended June 30, 2007 from 2.5% for the three months ended June 30, 2006.
EMEA’s operating results translated into U.S. dollars continue to benefit from the weakening of the U.S. dollar against our functional currencies in EMEA, particularly the British Pound Sterling and the Euro.
APAC
Our APAC segment, which was added as a result of the acquisition of Software Spectrum in September 2006, recognized net sales of $27.6 million, gross profit of $5.6 million and earnings from operations of $1.8 million for the three months ended June 30, 2007. “We are pleased with the continued strong performance of our APAC segment,” said Fennessy.
CONFERENCE CALL AND WEBCAST
We will host a conference call and live Web cast today at 5:00 p.m. ET to discuss the quarterly results of operations. A live Web cast of the conference call (in listen-only mode) will be available on our corporate Web site at www.insight.com and a replay of the Web cast will be available on our corporate Web site for a limited time.
FORWARD-LOOKING INFORMATION
Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006:
•	changes in the information technology industry and/or the economic environment;

•	our reliance on partners for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	disruptions in our information technology and voice and data networks, including the upgrade to mySAP and the migration of Software Spectrum to our information technology and voice and data networks;

•	the integration and operation of Software Spectrum, including our ability to achieve the expected benefits of the acquisition;

•	actions of our competitors, including manufacturers/publishers of products we sell;

•	the informal inquiry from the SEC and the fact that we could be subject to stockholder litigation related to the investigation by the Options Subcommittee of our Board of Directors into our historical stock option granting practices and the related restatement of our consolidated financial statements;

•	the recently enacted changes in securities laws and regulations, including potential risk resulting from our evaluation of internal controls under the Sarbanes-Oxley Act of 2002;

•	the risks associated with international operations;

•	sales of software licenses are subject to seasonal changes in demand;

•	increased debt and interest expense and lower availability on our financing facilities;

•	increased exposure to currency exchange risks;

•	our dependence on key personnel;

•	risk that purchased goodwill or amortizable intangible assets become impaired;
•	our failure to comply with the terms and conditions of our public sector contracts;
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2007 Results, Page 5
August 7, 2007
•	risks associated with our very limited experience in outsourcing business functions to India;

•	rapid changes in product standards; and

•	intellectual property infringement claims.
Additionally, there may be other risks that are otherwise described from time to time in the reports that we file with the SEC.
In addition, these forward-looking statements include statements regarding the informal inquiry commenced by the SEC and a stockholder’s demand to inspect our books and records pursuant to Section 220 of the Delaware General Corporation Law. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially include: adjustments to the consolidated financial statements that may be required related to the SEC informal inquiry; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s historical stock option granting practices. Therefore, any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.
We assume no obligation to update, and do not intend to update, any forward-looking statements. We do not endorse any projections regarding future performance that may be made by third parties.

Contacts:	Stanley Laybourne	Karen McGinnis
	Chief Financial Officer	Chief Accounting Officer
	Tel. 480-350-1142	Tel. 480-333-3074
	Email slaybour@insight.com	Email kmcginni@insight.com
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2007 Results, Page 6
August 7, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net sales	$1,283,449	$780,346	$2,407,424	$1,513,170
Costs of goods sold	1,098,636	678,200	2,069,436	1,313,918

Gross profit	184,813	102,146	337,988	199,252
Operating expenses:
Selling and administrative expenses	138,323	79,534	268,081	155,639
Severance and restructuring expenses	2,841	—	2,841	—

Earnings from operations	43,649	22,612	67,066	43,613
Non-operating (income) expense:
Interest income	(2,182)	(1,086)	(4,294)	(2,008)
Interest expense	4,767	272	10,526	1,069
Net foreign currency exchange gain	(3,002)	(7)	(3,656)	24
Other expense, net	496	158	713	320

Earnings from continuing operations before income taxes	43,570	23,275	63,777	44,208
Income tax expense	16,761	8,106	24,672	15,597

Net earnings from continuing operations	26,809	15,169	39,105	28,611
Net earnings from discontinued operations	—	10,718	4,972	12,100

Net earnings	$26,809	$25,887	$44,077	$40,711

Net earnings per share — Basic:
Net earnings from continuing operations	$0.55	$0.32	$0.80	$0.60
Net earnings from discontinued operation	—	0.22	0.10	0.25

Net earnings per share	$0.55	$0.54	$0.90	$0.85

Net earnings per share — Diluted:
Net earnings from continuing operations	$0.54	$0.31	$0.79	$0.59
Net earnings from discontinued operation	—	0.22	0.10	0.25

Net earnings per share	$0.54	$0.53	$0.89	$0.84

Shares used in per share calculations:
Basic	49,099	48,277	49,054	48,140

Diluted	49,402	48,352	49,346	48,234

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2007 Results, Page 7
August 7, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$46,144	$54,697
Accounts receivable, net	1,029,215	994,892
Inventories	98,419	97,751
Inventories not available for sale	20,040	31,112
Deferred income taxes	13,812	15,583
Other current assets	20,923	32,359

Total current assets	1,228,553	1,226,394

Property and equipment, net	137,546	129,256
Buildings held for lease	16,139	16,522
Goodwill	300,133	296,781
Intangible assets	82,834	86,929
Deferred income taxes	2,908	—
Other long-term assets	18,618	18,269

	$1,786,731	$1,774,151

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$708,542	$611,367
Accrued expenses and other current liabilities	125,664	136,401
Current portion of long term debt	15,000	15,000
Deferred revenue	27,618	40,728
Line of credit	42,000	15,000

Total current liabilities	918,824	818,496

Long-term debt	84,500	224,250
Long-term deferred income taxes	17,787	19,403
Other long-term liabilities	16,707	21,652

Stockholders’ equity:
Preferred stock	—	—
Common stock	491	489
Additional paid-in capital	371,424	363,308
Retained earnings	341,741	297,664
Accumulated other comprehensive income – foreign currency translation adjustment	35,257	28,889

Total stockholders’ equity	748,913	690,350

	$1,786,731	$1,774,151

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2007 Results, Page 8
August 7, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Net earnings from continuing operations	$39,105	$28,611
Plus: net earnings from discontinued operations	4,972	12,100

Net earnings	44,077	40,711
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	17,641	9,086
Provision for losses on accounts receivable	1,459	1,483
Write-downs of inventories	2,841	4,748
Non-cash stock-based compensation	5,663	6,254
Gain on sale of discontinued operation	(7,937)	(15,122)
Excess tax benefit from employee gains on stock-based compensation	(45)	(895)
Deferred income taxes	(2,753)	(6,724)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(42,488)	20,048
Decrease in inventories	484	39,379
Decrease (increase) in other current assets	11,759	(2,120)
Increase in other assets	(2,221)	(14,625)
Increase in accounts payable	105,175	55,459
Decrease in inventories financing facility	—	(4,281)
Decrease in deferred revenue	(12,937)	(6,521)
Decrease in accrued expenses and other current liabilities liabilities	(17,172)	(95)

Net cash provided by operating activities	103,546	126,785

Cash flows from investing activities:
Proceeds from sale of discontinued operation	28,631	46,500
Purchases of property and equipment	(18,867)	(17,187)

Net cash provided by investing activities	9,764	29,313

Cash flows from financing activities:
Repayments on short-term financing facility	—	(45,000)
Borrowings on long-term financing facility	262,000	—
Repayments on long-term financing facility	(398,000)	—
Repayments on term loan	(3,750)	—
(Repayments) borrowings on line of credit	27,000	(21,309)
Proceeds from sales of common stock under employee stock plans	2,475	7,391
Excess tax benefit from employee gains on stock-based compensation	45	895
Decrease in book overdrafts	(15,606)	—

Net cash used in financing activities	(125,836)	(58,023)

Net cash provided by discontinued operations	—	129

Foreign currency exchange effect on cash flow	3,973	4,903

(Decrease) increase in cash and cash equivalents	(8,553)	103,107
Cash and cash equivalents at beginning of period	54,697	35,145

Cash and cash equivalents at end of period	$46,144	$138,252

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2007 Results, Page 9
August 7, 2007
Insight Enterprises, Inc. and Subsidiaries
Quarterly Select Operating Segment Statistics
(UNAUDITED)

	Three Months Ended
	June 30,
	2007	2006	Change
North America
Number of shipping days	63	64	(1 day)
Number of account executives	1,336	1,034	29%
Net sales per account executive	$707,968	$637,300	11%
Gross profit per account executive	$102,827	$81,191	27%
Sales mix (as a % of net sales):
Notebooks and PDA’s	11%	13%	22	% (a)
Desktops and servers	12%	15%	9	% (a)
Networking and connectivity	10%	18%	(27	%)(a)
Storage devices	6%	7%	3	%(a)
Printers	4%	7%	(12	%)(a)
Memory and processors	4%	5%	3	% (a)
Supplies and accessories	4%	7%	(9	%)(a)
Monitors and video	4%	6%	5	%(a)
Miscellaneous	6%	8%	6	% (a)

Hardware	61%	86%	(-1	%) (a)
Software	37%	12%	315	% (a)
Services	2%	2%	26	%(a)

	100%	100%

EMEA
Number of shipping days(b)	61	61	—
Number of account executives	495	276	79%
Net sales per account executive	$682,227	$437,660	56%
Gross profit per account executive	$92,578	$66,122	40%
Sales mix (as a % of net sales):
Notebooks and PDA’s	8%	17%	34	% (a)
Desktops and servers	6%	14%	24	% (a)
Networking and connectivity	4%	9%	14	% (a)
Storage devices	3%	8%	22	% (a)
Printers	3%	8%	9	% (a)
Memory and processors	2%	4%	12	% (a)
Supplies and accessories	3%	8%	17	% (a)
Monitors and video	2%	8%	(2	%)(a)
Miscellaneous	2%	6%	15	% (a)

Hardware	33%	82%	18	% (a)
Software	66%	17%	1,045	% (a)
Services	<1%	<1%	220	% (a)

	100%	100%

(a)	Represents growth/decline in category net sales.

(b)	Represents shipping days for the United Kingdom as it makes up the largest percentage of net sales in our EMEA segment.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2007 Results, Page 10
August 7, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information
(In thousands)
(unaudited)

	Three Months Ended June 30, 2007
	North America	EMEA	APAC	Consolidated
Net sales	$923,899	$331,903	$27,647	$1,283,449
Costs of goods sold	789,710	286,863	22,063	1,098,636

Gross profit	134,189	45,040	5,584	184,813
Operating expenses:
Selling and administrative expenses	101,092	33,470	3,761	138,323
Severance and restructuring expenses	2,841	—	—	2,841

Earnings from operations	$30,256	$11,570	$1,823	43,649

Non-operating expense, net				79

Earnings from continuing operations before income taxes				43,570
Income tax expense				16,761

Net earnings from continuing operations				26,809
Net earnings from discontinued operations				—

Net earnings				$26,809

Total assets	$2,168,691	$485,673	$42,112	$1,786,731	*

*	Consolidated total assets include corporate assets and intercompany eliminations for a net reduction of $909,745.

	Six Months Ended June 30, 2007
	North America	EMEA	APAC	Consolidated
Net sales	$1,701,100	$659,279	$47,045	$2,407,424
Costs of goods sold	1,454,995	575,768	38,673	2,069,436

Gross profit	246,105	83,511	8,372	337,988
Operating expenses:
Selling and administrative expenses	195,862	65,481	6,738	268,081
Severance and restructuring expenses	2,841	—	—	2,841

Earnings from operations	$47,402	$18,030	$1,634	67,066

Non-operating expense, net				3,289

Earnings from continuing operations before income taxes				63,777
Income tax expense				24,672

Net earnings from continuing operations				39,105
Net earnings from discontinued operations				4,972

Net earnings				$44,077

Total assets	$2,168,691	$485,673	$42,112	$1,786,731	*

*	Consolidated total assets include corporate assets and intercompany eliminations for a net reduction of $909,745.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2007 Results, Page 11
August 7, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information (continued)
(In thousands)
(unaudited)

	Three Months Ended June 30, 2006
	North America	EMEA	APAC	Consolidated
Net sales	$665,023	$115,323	$—	$780,346
Costs of goods sold	580,300	97,900	—	678,200

Gross profit	84,723	17,423	—	102,146
Operating expenses:
Selling and administrative expenses	65,027	14,507	—	79,534

Earnings from operations	$19,696	$2,916	$—	22,612

Non-operating income, net				(663)

Earnings from continuing operations before income taxes				23,275
Income tax expense				8,106

Net earnings from continuing operations				15,169
Net earnings from discontinued operations				10,718

Net earnings				$25,887

Total assets	$1,184,765	$123,913	$—	$930,077	*

*	Consolidated total assets include corporate assets and intercompany eliminations for a net reduction of $378,601.

	Six Months Ended June 30, 2006
	North America	EMEA	APAC	Consolidated
Net sales	$1,277,902	$235,268	$—	$1,513,170
Costs of goods sold	1,113,671	200,247	—	1,313,918

Gross profit	164,231	35,021	—	199,252
Operating expenses:
Selling and administrative expenses	127,082	28,557	—	155,639

Earnings from operations	$37,149	$6,464		$43,613

Non-operating income, net				(595)

Earnings from continuing operations before income taxes				44,208
Income tax expense				15,597

Net earnings from continuing operations				28,611
Net earnings from discontinued operation				12,100

Net earnings				$40,711

Total assets	$1,184,765	$123,913	$—	$930,077	*

*	Consolidated total assets include corporate assets and intercompany eliminations for a net reduction of $378,601.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958